UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2015, KaloBios Pharmaceuticals, Inc. (the “Company”) announced that David W. Pritchard, President and Chief Executive Officer, has decided to retire, effective immediately, and has also resigned his position as a director of KaloBios, effective immediately. Mr. Pritchard’s resignation as director was not due to any dispute or disagreement with the Company over any matters, policy or otherwise.

The Company has named Herb C. Cross, Chief Financial Officer, as Interim Chief Executive Officer, in addition to his ongoing role as Chief Financial Officer, pending a search for a new chief executive officer.

On January 8, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by KaloBios Pharmaceuticals, Inc. on January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Donald R. Joseph
Donald R. Joseph
Chief Legal Officer

Dated:  January 8, 2015